Exhibit 99.1

Nortech Systems Reports First Quarter Results

MINNEAPOLIS – May 14, 2025 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical imaging, medical device, industrial and aerospace & defense markets, reported financial results for the first quarter ended March 31, 2025.

2025 Q1 Highlights:

●	Net sales of $26.9 million
●	Net loss of ($1.3) million, or ($0.48) per diluted share
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of ($1.0) million loss
●	90-day backlog of $26.7 million as of March 31, 2025

Management Commentary

“Over the past few quarters, we have successfully transitioned and stabilized our business, allowing for smoother operational flow and setting a solid foundation for future growth. Nortech has taken steps to consolidate our operations to focus on driving profitability and growth within our core market segments. These strategic moves are designed to better scale the business, improve efficiency, and reduce our ongoing cost structure.” said Jay D. Miller, President and CEO. “We made tough decisions that have depressed our short-term revenues and EBITDA but have strategically positioned the Company for long-term growth and innovation specifically in the aerospace & defense and medical imaging markets.”

“The Company experienced delays in our defense customers’ approvals for transfers from our closed Blue Earth facility to our Bemidji plant, and those transfers continue to progress steadily. We continue to anticipate clearing the majority of this approval backlog during the second quarter of 2025. Additionally, our research and development programs, particularly in fiber optic technologies, reflect our commitment to provide customers with technologies that are lighter, faster and more sustainable. This commitment has been evident by the issuance of two new patents in the past year,” Miller added.

“We continue to be impressed by the dedication and collaboration demonstrated by our employees across all locations to do the hard work necessary to achieve our goals. The team’s unwavering commitment enables us to overcome challenges and embrace innovation,” Miller said.

“We’re also closely following changes in regulations, trade policies, and geopolitical factors for potential impacts in our key market segments. We believe the strategic repositioning of our global operations in the past year has further strengthened the Company’s ability to respond to our customers’ needs to near-shore their supply chains. We are well-prepared to shift production closer to key markets, improving efficiency and strengthening our ability to handle global challenges and uncertainties.”

Summary Financial Information

The following table provides summary financial information comparing the first quarter 2025 (“Q1 2025”) financial results to the same quarter in 2024 (“Q1 2024”).

($ in thousands)	Q1 2025	Q1 2024	% Change
Net sales	$26,895	$34,215	(21.4)%
Gross profit	$3,078	$5,448	(43.5)%
Operating expenses	$4,691	$4,293	9.3%
Net (loss) income	$(1,316)	$765	(272.0)%
EBITDA	$(1,266)	$1,637	(177.3)%
Adjusted EBITDA	$(1,000)	$1,637	(161.1)%

Conference Call

The Company will hold a live conference call and webcast at 3:30 p.m. central time on Wednesday, May 14, to discuss the Company’s 2025 first quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 830813. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/52260.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results, gaining approval of customers relating to moving production from one facility to another Company-owned facility, strengthening of customer relationships, achieving long-term strategic goals, effects of restructuring and consolidating manufacturing facilities, sustained long-term health and growth, ability to scale our business, reducing cost structure and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; or (11) challenges with customers with respect to moving production from one facility to another Company-owned facility. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	THREE MONTHS ENDED
	MARCH 31,
	2025	2024

Net sales	$26,895	$34,215
Cost of goods sold	23,817	28,767
Gross profit	3,078	5,448
Operating expenses
Selling	1,184	805
General and administrative	2,915	3,170
Research and development	326	318
Restructuring charges	266	-
Total operating expenses	4,691	4,293
(Loss) income from operations	(1,613)	1,155
Other expense
Interest expense	(214)	(167)
(Loss) income before income taxes	(1,827)	988
Income tax (benefit) expense	(511)	223
Net (loss) income	$(1,316)	$765

Net (loss) income per common share:
Basic (in dollars per share)	$(0.48)	$0.28
Weighted average number of common shares outstanding - basic (in shares)	2,760,929	2,742,511
Diluted (in dollars per share)	$(0.48)	$0.26
Weighted average number of common shares outstanding - diluted (in shares)	2,760,929	2,908,457

Other comprehensive (loss) income
Foreign currency translation	6	(183)
Comprehensive (loss) income, net of tax	$(1,310)	$582

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND DECEMBER 31, 2024

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	MARCH 31, 2025	DECEMBER 31, 2024
ASSETS
Current assets:
Cash	$1,162	$916
Accounts receivable, less allowances of $231 and $196, respectively	15,668	14,875
Inventories, net	20,910	21,638
Contract assets	13,404	13,792
Assets held for sale	507	-
Prepaid assets and other assets	5,673	4,094
Total current assets	57,324	55,315
Property and equipment, net	5,575	6,232
Operating lease assets, net	7,831	8,139
Deferred tax assets	2,575	2,575
Other intangible assets, net	169	174
Other assets	59	-
Total assets	$73,533	$72,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,062	$11,582
Accrued payroll and commissions	2,515	1,841
Customer deposits	5,028	5,140
Current portion of operating leases	1,187	1,175
Current portion of finance lease obligations	121	143
Notes payable	563	344
Other accrued liabilities	1,240	1,203
Total current liabilities	20,716	21,428
Long-term liabilities:
Long-term line of credit	11,955	8,634
Long-term operating lease obligations, net of current portion	7,462	7,773
Long-term finance lease obligations, net of current portion	281	311
Other long-term liabilities	287	284
Total long-term liabilities	19,985	17,002
Total liabilities	40,701	38,430
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,760,993 and 2,760,793 shares issued and outstanding, respectively	28	28
Additional paid-in capital	17,466	17,329
Accumulated other comprehensive loss	(971)	(977)
Retained earnings	16,059	17,375
Total shareholders’ equity	32,832	34,005
Total liabilities and shareholders’ equity	$73,533	$72,435

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,316)	$765
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	342	442
Amortization	5	40
Compensation on stock-based awards	118	80
Change in accounts receivable allowances	35	(66)
Change in inventory reserves	231	76
Other, net	-	(4)
Changes in current operating assets and liabilities:
Accounts receivable	(814)	3,215
Inventories	487	(1,400)
Contract assets	388	287
Prepaid expenses and other assets	(1,588)	(328)
Accounts payable	(1,441)	(8)
Accrued payroll and commissions	674	640
Customer deposits	(112)	(926)
Other accrued liabilities	61	15
Net cash (used in) provided by operating activities	(2,930)	2,828

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	9
Purchases of property and equipment	(268)	(744)
Net cash used in investing activities	(268)	(735)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	25,970	32,768
Payments to line of credit	(22,710)	(32,394)
Proceeds from notes payable	219	-
Principal payments on financing leases	(52)	(100)
Stock option exercises	19	-
Net cash provided by financing activities	3,446	274

Effect of exchange rate changes on cash	(2)	(14)

Net change in cash	246	2,353
Cash - beginning of period	916	1,675
Cash - end of period	$1,162	$4,028

	THREE MONTHS ENDED MARCH 31,
	2025	2024
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA
($ in thousands)
Net (loss) income	$(1,316)	$765
Interest	214	167
Taxes	(511)	223
Depreciation	342	442
Amortization	5	40
EBITDA	(1,266)	1,637
Restructuring charges	266	-
ADJUSTED EBITDA	$(1,000)	$1,637

There were no material adjustments to EBITDA in the quarter ended March 31, 2024.

Adjustment to EBITDA in the quarter ended March 31, 2025 includes ($ in thousands):

●	In the second quarter of 2024, we announced the closure of our Blue Earth, Minnesota facility. In connection with activities related to the Blue Earth facility and additional staff reductions in the first quarter of 2025, we incurred $266 of restructuring charges in the quarter ended March 31, 2025, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (LTM) Ended in Quarter
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net Sales	$123.8	$126.1	$132.0	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1	$120.8

Gross Profit $ - Adjusted	13.7	15.1	18.1	20.5	21.9	22.4	21.4	23.1	23.1	22.2	20.7	16.7	14.4
Gross Margin % - Adjusted	11.0%	12.0%	13.7%	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	14.9%	13.1%	11.9%

EBITDA - Adjusted	$1.9	$2.5	$4.2	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1	$(0.5)

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243